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                                                             Exhibit 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 19, 1997 included in this Form 8-K, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-20991 and File No. 333-20999) and Forms S-8 (File No. 333-14243 and File No. 333-28427).

                             ZELENKOFSKE, AXELROD & CO., LTD.
Philadelphia, Pa.,
   June 26, 1997